Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Of Counsel

Stephen Skillman

Linda R. Feinberg

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Tracey C. Hinson**

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Ruff

Jamie Yi Wang#

Bella Zaslavsky**

Blake J. Baron

Kathleen O’Brien

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

March 10, 2014

Ladies and Gentlemen:

You have requested our opinion, as counsel for Arco-Iris Gold Corporation, a Nevada corporation (the “Company”), in connection with registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 1,000,000 of the Company’s common stock, par value $0.00001 per share (the “Shares”), that are being offered for sale by the Company pursuant to certain subscription agreements substantially in the form attached as Exhibit 4.2 to the Registration Statement (the “Subscription Agreement”).

In order to render our opinion, we have examined the documents identified on Exhibit A attached hereto and incorporated herein  and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate (collectively, the “Documents”).In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.   As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

March 10, 2014 Page 2

In each instance we have relied upon the content of each of the Documents. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the Shares at the time of sale, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Nevada Revised Statutes, as currently in effect (the “NRS”), applicable provisions of the Constitution of the State of Nevada, as currently in effect (the “Nevada Constitution”), and judicial decisions reported as of the date hereof that interpret the NRS and such applicable provisions of the Nevada Constitution (collectively, “Nevada Law”). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:/s/ Gregg E. Jaclin

Gregg E. Jaclin

For the Firm

March 10, 2014 Page 3

Exhibit A

Documents Reviewed

a)	a copy of Articles of Incorporation of the Company filed with the Secretary of State of Nevada on September 17, 2012;

b)	a copy of the Company’s bylaws adopted on September 17, 2012;

c)	a Good Standing Certificate from the Secretary of State of the State of Nevada as of February 28, 2014;

d)	the Subscription Agreement;

e)	the unanimous written consent of the Board of Directors approving the preparation and filing of the Registration Statement;

f)	the certificate of an officer of the Company dated March 6, 2014 (the “Officer’s Certificate”); and

g)	the Registration Statement and all exhibits thereto.